STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ANGELA FONTANINI
BLACK CASTLE DEVELOPMENTS, INC.

NV

Job:C20110602-0139
June 2, 2011

Special Handling Instructions:
06-02-11 FSC EA/CONVERSION/AMEND/EXP/EMAIL/ALF

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Convert In	20110413843-97	6/1/2011 2:45:03 PM	1	$350.00	$350.00
24 Hour Expedite	20110413843-97	6/1/2011 2:45:03 PM	1	$125.00	$125.00
Amendment	20110413924-77	6/1/2011 2:45:03 PM	1	$175.00	$175.00
24 Hour Expedite	20110413924-77	6/1/2011 2:45:03 PM	1	$125.00	$125.00
Total					$775.00

Payments

Type	Description	Amount
Credit	497077|11060290606395	$775.00
Total		$775.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 2

ANGELA FONTANINI
BLACK CASTLE DEVELOPMENTS, INC.

NV

140301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion
(PURSUANT TO NRS 92A.205)
Page 1

Filed in the office of	Document Number 20110413843-97
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 06/01/2011 2:45 PM
	Entity Number E0245312011-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion
(Pursuant to NRS 92A.205)

1. Name and jurisdiction of organization of constituent entity and resulting entity:

Black Castle Developments, Inc.
Name of constituent entity

Florida
Jurisdiction

Corporation
Entity type *

and,

Black Castle Holdings, Inc.
Name of resulting entity

Nevada
Jurisdiction

Corporation
Entity type *

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)

[ ] The entire plan of conversion is attached to these articles.

[X] The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

[ ] The complete executed plan of conversion for the resulting domestic limited *partnership is* on file at the records office required by NRS 88.330.

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion

(PURSUANT TO NRS 92A.205)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn: Jeff Holroyd

c/o: 7815 N. Palm Avenue
Suite 220
Fresno, CA 93711

5. Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240)* 06.01.11

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Name of *constituent* entity

X [signature] - President President 06.01.11

Signature **Title** **Date**

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. **This statement must be included within the resulting entity's articles.**

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20110413924-77
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/01/2011 2:45 PM
	Entity Number E0245312011-9

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Black Castle Holdings, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article One. The name of the corporation is Black Castle Developments, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 100%

4. Effective date of filing: (optional) 6/2/11

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature] - President

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.